Exhibit 10.24

Rev. 4/24/00





                               DELUXE CORPORATION
                      EXECUTIVE DEFERRED COMPENSATION PLAN
                                       FOR
               EMPLOYEE RETENTION AND OTHER ELIGIBLE ARRANGEMENTS

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                               DELUXE CORPORATION
                      EXECUTIVE DEFERRED COMPENSATION PLAN
                                       FOR
               EMPLOYEE RETENTION AND OTHER ELIGIBLE ARRANGEMENTS


1.       PURPOSE

         The purpose of the Deluxe Corporation Executive Deferred Compensation Plan for Employee Retention and Other Eligible Arrangements is to provide a means whereby the Company may afford select officers and executives with an opportunity to accumulate additional financial security, by providing a vehicle to defer compensation amounts payable pursuant to a Participant's Executive Retention Agreement and other Eligible Arrangements.

         Compensation reductions made pursuant to the Plan will be credited with investment gains or losses, in accordance with the Plan, and benefits will be paid to the Participant (or his or her Beneficiary) as described herein.


2.       DEFINITIONS

2.1 "Agreement" means the Deluxe Corporation Executive Deferred Compensation Plan Participation Agreement, executed between a Participant and the Company whereby a Participant agrees to defer a portion of his or her Compensation pursuant to the provisions of the Plan, and the Company agrees to make benefit payments in accordance with the provisions of the Plan.

2.2 "Beneficiary" means the person, persons or trust who under the Plan, becomes entitled to receive a Participant's interest in the event of the Participant's death.

2.3 "Board of Directors" means the Board of Directors of the Company or any committee acting within the scope of its authority.

2.4 "Change of Control" shall have the same meaning and shall be determined in the same manner as in the Executive Retention Agreement.

2.5 "Committee" means the management committee appointed to manage and administer the Plan.


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2.6      "Company" means Deluxe Corporation, a Minnesota Corporation, and its successors and assigns.

2.7 "Compensation" means all amounts due the Participant that would otherwise be payable in cash pursuant to the Participant's Executive Retention Agreement or any other Eligible Arrangement.

2.8 "Deferred Compensation Account" means the account(s) maintained by the Company for each Participant, pursuant to Article 3.

2.9 "Determination Date" means the last day of each calendar month and the date of the commencement of distributions under the Plan with respect to each Participant.

2.10 "Disability" shall have the same meaning and shall be determined in the same manner as in the Company's long-term disability plan.

2.11 "Eligible Arrangement" means each Executive Retention Agreement and each other plan, agreement or arrangement designated as such by the Committee for purposes of this Plan.

2.12 "ERISA Funded" means that the Plan is prevented from satisfying the "unfunded" criterion of the exceptions to the application of Parts 2 through 4 of Subtitle B of Title I of the Employee Retirement Income Security Act of 1974 (ERISA).

2.13 "Executive Deferred Compensation Plan Trust" and "Trust" mean the Deluxe Corporation Executive Deferred Compensation Plan Trust for Employee Retention Agreements and Other Eligible Arrangements, an irrevocable grantor trust or trusts established by the Company in accordance with Section 8.10.

2.14 "Executive Retention Agreement" means the employment agreement entered into between the Company and various of its employees, as amended.

2.15 "Fixed Hypothetical Rate" means interest at the rate of eight percent (8%) per annum compounded daily.

2.16 "Fixed Hypothetical Rate Investment" means the portion of a Participant's Deferred Compensation Account that a Participant elects under Section 3.8 to earn interest at the Fixed Hypothetical Rate.


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2.17     "Participant" means an employee of the Company who is eligible to participate in the Plan pursuant to Section 3.1, and who enters into an Agreement.

2.18 "Plan" means the Deluxe Corporation Executive Deferred Compensation Plan for Employee Retention Agreements and Other Eligible Arrangements, as amended from time to time.

2.19     "Plan Effective Date" means April 28, 2000.

2.20 "Variable Hypothetical Rate Investments" means the portion of a Participant's Deferred Compensation Account that a Participant elects under Section 3.8 to be credited or charged with hypothetical investment earnings, gains and/or losses pursuant to Section 3.7 and
         Section 3.10.


3.       ELIGIBILITY; PARTICIPATION; DEFERRALS AND INVESTMENT ELECTIONS.

3.1 Eligibility to Participate. Participation in the Plan shall be limited to officers and/or executives of the Company approved to participate by the Committee. It is the intention of the Company that all Participants satisfy the term a "select group of management or highly compensated employees" as provided in Sections 201(2), 301(a)(3), 401(a)(1) and 4021(b)(6) of ERISA.

3.2 Acknowledgment of Eligibility and Election to Participate. Each eligible employee shall acknowledge his or her eligibility to participate in the Plan at such time and in such form as the Committee may require or permit. An eligible employee may elect to become a Participant by filing a properly completed Agreement with the Committee no later than thirty (30) days following notification by the Committee of his or her eligibility to participate in the Plan. An eligible employee shall become a Participant upon acceptance of his or her Agreement by the Committee. Except as otherwise expressly provided herein, an Agreement, once accepted by the Committee, shall be irrevocable.

3.3 Deferral of Compensation. A Participant may elect to defer between zero percent (0%) and one hundred percent (100%) of his or her Compensation in ten percent (10%) increments. Except as otherwise expressly provided herein, any election made by a Participant shall be irrevocable.


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3.4      Suspension of Agreement to Defer Compensation. A Participant's
         Agreement to defer Compensation shall be terminated with respect to deferrals of future Compensation in the event that the Committee, in its sole discretion, reasonably determines that a Participant ceases to meet the eligibility requirements of the Plan.

3.5 Timing of Deferral Credits. The amount of Compensation paid to a Participant shall be reduced by the amount the Participant elects to defer hereunder pursuant to his or her Agreement. The amount so deferred shall be credited to the Participant's Deferred Compensation Account as of the date such Compensation would otherwise have been paid to the Participant.

3.6 Vesting. A Participant shall at all times be one hundred percent (100%) vested in all amounts credited to his or her Deferred Compensation Account.

3.7 Determination of Account. The amount credited to a Participant's Deferred Compensation Account as of any Determination Date shall be equal to the amount so credited as of the immediately preceding Determination Date:

         * increased by the amount of deferrals since such preceding Determination Date pursuant to Section 3.3,

         * reduced by the amount of distributions to the Participant since such preceding Determination Date;

         * reduced by the amount of any expenses pursuant to Section 3.10 since such preceding Determination Date;

         * adjusted as appropriate for hypothetical investment earnings and gains and/or losses on Variable Hypothetical Rate Investments pursuant to Section 3.10 since such Determination Date; and/or

         * increased as appropriate by the Fixed Hypothetical Rate applied to the Fixed Hypothetical Rate Investment portion of a Participant's Deferred Compensation Account in accordance with
                  Section 3.10 for the period from the preceding Determination Date to such Determination Date.

3.8 Investment Elections. At the time a Participant initially elects to participate in the Plan (and only at that time) he or she shall have the election to allocate all or a portion, in ten percent increments, of his or her deferrals into a sub-account consisting of a Fixed Hypothetical Rate Investment and/or Variable


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         Hypothetical Rate Investments, provided that after making such election, the Participant may not thereafter reallocate any portion of his or her Deferred Compensation Account consisting of a Fixed Hypothetical Rate Investment into Variable Hypothetical Rate Investments and, provided further that after making such election, the Participant may not reallocate any portion of his or her Deferred Compensation Account consisting of Variable Hypothetical Rate Investments into a Fixed Hypothetical Rate Investment.

3.9 Variable Hypothetical Rate Investment Options. The Committee shall designate from time to time one or more hypothetical investment options in which that portion of a Participant's Deferred Compensation Account consisting of Variable Hypothetical Rate Investments may be deemed invested. Subject to the provisions of Section 3.8 hereof, a Participant or Beneficiary shall allocate the Variable Hypothetical Rate Investments in his or her Deferred Compensation Account among the hypothetical investment options by filing with the Committee a Deferral Allocation Election Form. A Participant may elect to allocate the Variable Hypothetical Rate Investments in his or her Deferred Compensation Account in ten percent (10%) increments among as many of the Variable Hypothetical Rate Investment options which are offered by the Committee. Beginning April 28, 2000, and until changed by the Committee as hereinafter provided, the Variable Rate Hypothetical Investment options shall be:

         *        Active Large-Cap Value Equity Fund

         *        All-Cap Diversified Growth Fund

         *        Emerging Markets Fund

         *        Fixed Rate Investment Fund

         *        Intermediate Bond Fund

         *        Intermediate Equity Fund

         *        International Equity Fund

         *        Money Market Fund

         *        S&P 500 Index Fund


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         Any such investment allocation election shall be made initially on the
         Deferral Allocation Election Form and shall be subject to such rules as the Committee may prescribe, including, without limitation, rules concerning the manner of making deferral allocation elections and, the frequency and timing of changing such deferral allocation elections.

         Excepting the Fixed Hypothetical Rate Investment, for good reason, the Committee may change or eliminate the hypothetical investment options provided hereunder from time to time, provided that the Committee shall take commercially reasonable steps to continue to offer hypothetical options for Variable Rate Hypothetical Investments as similar as possible to those provided in this Plan so as to offer Participants attractive and diversified investment choices. For each hypothetical investment option for Variable Hypothetical Rate Investments, the Committee shall, in its sole discretion, select a mutual fund, or an investment index, or shall create a phantom portfolio as it deems appropriate, to constitute such hypothetical investment option.

3.10 Earnings and Charges. The Company may, but is under no obligation to, acquire any investment or otherwise set aside assets for the deemed investment of Deferred Compensation Accounts hereunder. As of each Determination Date, the Committee shall allocate to each Participant's Deferred Compensation Account the amount of earnings (including interest on the Fixed Hypothetical Rate Investment at the Fixed Hypothetical Rate), investment gains and losses and expenses that would have been earned by or charged to such Participant's Deferred Compensation Account if such Deferred Compensation Account had actually been invested in the investments represented by the hypothetical investment options elected by such Participant.

3.11 Change of Investment Election. A Participant may elect, by a written notice delivered to the Committee no later than ten (10 days) before the first day of the next calendar month, to change the manner in which the Variable Hypothetical Rate Investment portion of his or her current Deferred Compensation Account and the portion of his or her future deferrals that the Participant has designated be treated as Variable Hypothetical Rate Investments shall be deemed invested among the then-available Variable Hypothetical Rate Investment options.


4.       DISTRIBUTIONS


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4.1      Distribution Upon Attainment of Specified Date. Subject to Section 4.2,
         Distribution of the Participant's Deferred Compensation Account shall commence at the time specified by the Participant on a form supplied by the Committee for such purpose (a "Payout Election Form"), and shall be made in such form and manner as the Participant shall specify therein.

4.2      Method of Timing of Distribution.

         (a) Election in Agreement. Distribution of the Participant's Deferred Compensation Account shall be made in a single lump sum or in monthly installments over a period of two (2) to fifteen (15) years, all as elected by the Participant in his or her Payout Election Form. Such distributions shall be made or commenced to be made on such date or upon the occurrence of such event as the Participant shall designate in his or her Payout Election Form. The amount of each monthly installment shall be determined annually and shall be equal to the quotient obtained by dividing the balance of the Participant's Deferred Compensation Account being distributed in installments on the most recent Determination Date by the number of installments remaining to be paid (including the installments for the year with respect to which the calculation is being made), provided that nothing herein shall require a distribution at any time of more than the remaining balance of the Participant's Deferred Compensation Account

         (b) Election to Change Method of Distribution. A Participant may, by written request filed with the Committee at least thirteen
                  (13) months prior to the distribution or commencement of distribution of the portion of the Participant's Deferred Compensation Account with respect to which such change is being made, change the method and/or timing of distribution with respect to his or her Deferred Compensation Account to any other method permitted under Section 4.2(a).

         (c) Minimum Account Balances. Notwithstanding any payment method elected by a Participant or Beneficiary, the Company may, in its sole discretion, elect to pay in a lump sum any Deferred Compensation Account whose balance is less than $5,000.

         (d) Compliance with Section 162(m). Notwithstanding any other provisions of this Plan to the contrary, in the event that any portion of the payments due a Participant hereunder would not be deductible by


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                  the Company pursuant to Section 162(m) of the Internal Revenue
                  Code, the Company, in its discretion, may postpone payment of such amounts to the Participant until such time that the payments would be deductible by the Company.

4.3 Distribution on Death. Notwithstanding anything in the Plan to the contrary, upon the death of a Participant prior to the complete distribution of such Participant's Deferred Compensation Account, distribution of the unpaid balance of such Participant's Deferred Compensation Account shall be made or commence to the Beneficiary as soon as practicable and in any event within ninety (90) days following the Participant's death, in accordance with a method of distribution described in Section 4.2 and designated by the Participant in his or her Payout Election Form. After a Participant's death, the Participant's Beneficiary may, by written request filed with the Committee at least thirteen (13) months prior to the distribution or commencement of distribution of the portion of the Participant's Deferred Compensation Account with respect to which such change is being made, change the method and/or timing of distribution with respect to such Deferred Compensation Account to any other method permitted under Section 4.2(a).

4.4 Disability Benefit. Notwithstanding anything in the Plan to the contrary, in the event a Participant incurs a Disability prior to complete distribution of such Participant's Deferred Compensation Account, distribution of the unpaid balance of such Participant's Deferred Compensation Account shall be made or commence as soon as practicable after the Participant incurs the Disability and in any event within ninety (90) days following receipt of notice by the Committee of the Participant's Disability, in accordance with a method of distribution described in Section 4.2 and designated by the Participant in his or her Payout Election Form. Such distributions shall cease on the earliest to occur of the following events: (i) the payment of all amounts credited to the Participant's Deferred Compensation Account; (ii) the Participant ceasing to be Disabled; or
         (iii) the Participant's death. In the event the Participant ceases to be Disabled, the Participant's Payout Election Form in effect immediately prior Participant's Disability shall thereupon control the distribution of the remaining balance of the Participant's Deferred Compensation Account. In the event of Participant's death, the distribution of the remaining balance of Participant's Deferred Compensation Account shall thereupon be subject to the provisions of section 4.3.

         Upon the occurrence of a Disability any Agreement then in effect with respect to such Participant shall be automatically and irrevocably cancelled


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         with respect to any Compensation not yet credited to the Participant's
         Deferred Compensation Account pursuant to Section 3.7 and Section 3.10.

4.5 Hardship Distributions; Waiver of Deferral. In the event that the Committee, upon written petition of the Participant or his or her Beneficiary, determines in its sole discretion, that the Participant or his or her Beneficiary has suffered an unforeseeable financial emergency, the Company may pay to the Participant or his or her Beneficiary as soon as reasonably practicable following such determination, an amount, not in excess of the Participant's Deferred Compensation Account, necessary to satisfy the emergency. For purposes of this Plan, an unforeseeable financial emergency is an unanticipated emergency that is caused by an event beyond the control of the Participant or Beneficiary and that would result in severe financial hardship to the individual if the emergency distribution were not permitted, as may result from illness, casualty loss or sudden financial reversal. Financial needs arising from foreseeable events, such as the purchase of a residence or education expenses for children, shall not be considered a financial emergency. The Agreement, if any, then in effect with respect to a Participant who receives a hardship distribution pursuant to this Section 4.5, shall be automatically terminated with respect to any Compensation not yet credited to the Participant's Deferred Compensation Account pursuant to Section 3.7 and
         Section 3.10 and the Participant may not enter any other Agreement until the expiration of one year from the time of such hardship withdrawal.

4.6 Withholding; Employment Taxes. The Company shall withhold any taxes required to be withheld by the federal, or by any state or local, government.

4.7 Commencement of Payments. Unless otherwise provided, payments under this Plan shall commence as soon as practicable following the Participant's eligibility for payment, but in no event later than ninety (90) days following receipt of notice by the Committee of an event which entitles a Participant or a Beneficiary to payments under this Plan, or at such other date as may be determined by the Committee in its sole discretion.

4.8 Lump-sum Settlement Option. Notwithstanding any other provision of this Plan to the contrary, any Participant or Beneficiary may, at any time elect to receive an immediate lump-sum payment of the entire balance of his or her Deferred Compensation Account, reduced by a penalty equal to ten percent (10%) of the value of the Participant's Deferred Compensation Account. The ten percent (10%) penalty amount shall be permanently forfeited and shall


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         not be paid to, or in respect of, the Participant or his or her
         Beneficiary. Distribution shall be made as soon as practicable and in any event within 30 days following the election by the Participant or Beneficiary. For purposes of this Section 4.8, a Participant's Deferred Compensation Account shall be valued as of the Determination Date immediately following the date on which the Participant's or Beneficiary's request is received by the Committee. Any Participant who elects to receive an immediate lump-sum payment pursuant to this
         Section 4.8, shall forego further participation in the Plan.

4.9 Recipients of Payments: Designation of Beneficiary. All payments to be made by the Company under the Plan shall be made to the Participant during his or her lifetime, provided that if the Participant dies prior to the commencement or completion of such payments, then all subsequent payments under the Plan shall be made by the Company to the Beneficiary determined in accordance with this Section 4.9. The Participant may designate a Beneficiary by filing a written notice of such designation with the Committee and in such form as the Committee requires and may include a contingent Beneficiary. The Participant may from time-to-time change the designated Beneficiary by filing a new designation in writing with the Committee. If no designation is in effect at the time any benefits payable under this Plan become due, the Beneficiary shall be the Participant's estate.

4.10 Distributions in Cash. All distributions hereunder shall be paid in cash in United States dollars.

4.11 Special Distributions. If it shall be determined by a final administrative decision of the Internal Revenue Service (which, if the tax has been paid, has not timely been appealed by the Participant) or by a final decision of a court of competent jurisdiction (which, if the tax has been paid, has not timely appealed been by the Participant) that the value of all or any part of such Participant's Deferred Compensation Account is includible in the income of such Participant prior to the actual receipt thereof, the Company shall make a special payment to such Participant in an amount equal to such Participant's estimated federal, state and local income tax liabilities (including any interest, penalties and other additions to tax) related to such inclusion and to the inclusion in income of such special payment. The Participant shall have no obligation to appeal any determination made by the Internal Revenue Service or the decision of any such court. The Participant's remaining Deferred Compensation Account shall be paid at the time and in the manner prescribed in Article 4.


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5.       CLAIM FOR BENEFITS PROCEDURE

5.1 Claim for Benefits. Any claim for benefits under the Plan shall be made in writing to the Committee. If such claim for benefits is wholly or partially denied by the Committee, the Committee shall, within a reasonable period of time, but not later than sixty (60) days after receipt of the claim, notify the claimant of the denial of the claim. Such notice of denial shall be in writing and shall contain:

         (a)      the specific reason or reasons for the denial of the claim;

         (b) a reference to the relevant Plan provisions upon which the denial is based;

         (c) a description of any additional material or information necessary for the claimant to perfect the claim, together with an explanation of why such material or information is necessary; and

         (d)      an explanation of the Plan's claim review procedure.

5.2 Request for Review of a Denial of a Claim for Benefits. Upon the receipt by the claimant of written notice of the denial of a claim, the claimant may file a written request within sixty (60) days to the Committee requesting a review of the denial of the claim, which review shall include a hearing if deemed necessary by the Committee. In connection with the claimant's appeal of the denial of his or her claim, he or she may review relevant documents and may submit issues and comments in writing. To provide for fair review and a full record, the claimant must submit in writing all facts, reasons and arguments in support of his or her position within the time allowed for filing a written request for review. All issues and matters not raised for review will be deemed waived by the claimant.

5.3 Decision Upon Review of a Denial of a Claim for Benefits. The Committee shall render a decision on the claim review promptly, but no more than sixty (60) days after the receipt of the claimant's request for review, unless special circumstances (such as the need to hold a hearing) require an extension of time, in which case the sixty (60) day period shall be extended to one hundred-twenty (120) days. Such decision shall:

         (a)      include the specific reasons for the decision;


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         (b)      be written in a manner calculated to be understood by the
                  claimant; and

         (c) contain specific references to the relevant Plan provisions upon which the decision is based.

         No litigation may be commenced by or on behalf of a claimant with respect to this Plan until after the claim and review process described in this Article 5 has been exhausted.

6.       ADMINISTRATION

6.1 Plan Administration. The Plan shall be administered by the Committee. The Committee may assign duties to an officer or other employees of the Company, and may delegate such duties as it sees fit. An employee of the Company or a Committee member who is also a Participant in the Plan shall not be involved in the decisions of the Company or Committee regarding any determination of any specific claim for benefit with respect to himself or herself.

6.2 General Rights, Powers and Duties of the Committee. The Committee shall be responsible for the management, operation and administration of the Plan. In addition to any powers, rights and duties set forth elsewhere in the Plan, it shall have complete discretion to exercise the following powers and duties.

         (a) Adopt such rules and regulations consistent with the provisions of the Plan as it deems necessary for the proper and efficient administration of the Plan.

         (b) Administer the Plan in accordance with its terms and any rules and regulations it establishes.

         (c) Maintain records concerning the Plan sufficient to prepare reports, returns, and other information required by the Plan or by law.

         (d) Construe and interpret the Plan, and to resolve all questions arising under the Plan.

         (e) Authorize benefits under the Plan, and to give such other directions and instructions as may be necessary for the proper administration of the Plan.


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         (f)      Employ or retain agents, attorneys, actuaries, accountants or other persons, who may also be Participants in the Plan or be employed by or represent the Company, as it deems necessary for the effective exercise of its duties, and may delegate to such persons any power and duties, both ministerial and discretionary, as it may deem necessary and appropriate, and the Committee shall be responsible for the prudent monitoring of their performance.

         (g) Be responsible for the preparation, filing, and disclosure on behalf of the Plan of such documents and reports as are required by any applicable federal or state law;

         provided, that nothing herein shall be construed to supercede, modify or limit the provisions of or the Participant's rights under Article 5.

6.3 Information to be Furnished. The records of the Company shall be determinative of each Participant's period of employment, Disability, leave of absence, reemployment, personal data, and Compensation. Participants and their Beneficiaries shall furnish to the Committee such evidence, data or information, and execute such documents as the Committee reasonably requests.

6.4 Indemnification. No employee of the Company or member of the Committee shall be liable to any person for any action taken or omitted in connection with the administration of this Plan unless attributable to his or her own fraud or willful misconduct. The Company shall not be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a director, officer or employee of the Company. This indemnification shall not duplicate, but may supplement, any coverage available under any applicable insurance coverage.


7.       AMENDMENT AND TERMINATION

7.1 Amendment. The Plan may be amended in whole or in part by a written instrument adopted by the Company at any time, provided however that no amendment shall, without the applicable Participant's consent, affect in any manner a Participant's Deferred Compensation Account with respect to Compensation credited thereto prior to the date of such amendment, the amounts to be credited thereto pursuant to Section 3.7 and Section 3.10


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         following such amendment or, except as otherwise expressly provided in this Plan, Participant's investment or distribution elections made in accordance with this Plan, without in any such case Participant's prior written consent.

7.2 Company's Right to Terminate. The Company reserves the sole right to terminate the Plan and/or the Agreement pertaining to a Participant at any time following the complete distribution of all amounts credited to Deferred Compensation Accounts hereunder.

7.3 Special Termination. Any other provision of the Plan to the contrary notwithstanding, the Plan shall terminate if:

         The Plan is held to be ERISA Funded by a federal court, and appeals from that holding are no longer timely or have been exhausted, or the Company reasonably determines, that either judicial authority or the opinion of the U.S. Department of Labor (as expressed in proposed or final regulations, advisory opinions or rulings, or similar administrative announcements) creates a significant risk that the Plan will be held to be ERISA Funded, and failure to so terminate the Plan could subject the Company or the Participants to material penalties. Upon any such termination, the Company may:

         (a) Transfer the rights and obligations of the Company and some or all Participants as determined by the Company in its discretion, to a new plan established by the Company, which is not deemed to be ERISA Funded, but which is substantially similar in all other respect to this Plan, if the Company determines that it is possible or desirable to establish such a Plan; or

         (b) If the Company, in its sole discretion, determines that it is not possible or desirable to establish the Plan in (a) above, for some or all Participants, such Participants shall be paid a lump sum equal to the value of his or her Deferred Compensation Account.

8.       MISCELLANEOUS

8.1 Separation of Plan: No Implied Rights. Neither the establishment of the Plan nor any amendment thereof shall be construed as giving any Participant, Beneficiary, or any other person any legal or equitable right unless such right shall be specifically provided for in the Plan or conferred by specific action of the Company in accordance with the terms and provisions of the Plan.


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         Except as expressly provided in this Plan, the Company shall not be required or be liable to make any payment under this Plan.

8.2 No Right to Company Assets. Neither the Participant nor any other person shall acquire by reason of the Plan any right in or title to any assets, funds or property of the Company whatsoever, including, without limiting the generality of the foregoing, any specific funds, assets or other property which the Company, in its sole discretion, may set aside in anticipation of a liability hereunder. Any benefits which become payable hereunder shall be paid from the general assets of the Company. The Participant and his or her Beneficiary shall have only a contractual right to the amounts, if any, payable hereunder, unsecured by any asset of the Company. Nothing contained in the Plan constitutes a guarantee by the Company that the assets of the Company shall be sufficient to pay any benefits to any person.

8.3 No Employment Rights. Nothing herein shall constitute a contract of employment with the Company or in any way obligate the Company to continue the employment of any Participant. Nothing herein shall be construed as fixing or regulating the Compensation payable to the Participant.

8.4 No Mitigation. The amount of any payment or benefit provided for in this Plan shall not be reduced by any compensation earned by the Executive as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Participant to the Company, or otherwise.

8.5 Legal Fees. The Company shall pay to each Participant all legal fees and expenses incurred by the Participant in seeking in good faith to obtain or enforce any benefit or right provided by this Plan. Such payments shall be made within five (5) business days after delivery of the Participant's written requests for payment accompanied with such evidence of fees and expenses incurred as the Company reasonably may require.

8.6 Non-assignability. Neither the Participant nor any other person shall have any voluntary or involuntary right to commute, sell, assign, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are expressly declared to be unassignable and non-transferable. No part of the amounts payable shall be, prior to actual payment, subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by the Participant or any other person, or be transferable by operation of law in the event of the Participant's or any other person's bankruptcy or insolvency.

8.7 Gender and Number. Wherever appropriate herein, the masculine shall mean the feminine and the singular shall mean the plural, or vice versa.

8.8 Notice. Any notice required or permitted to be given under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, and if given to the Company, delivered to the principal office of the Company, directed to the attention of the Committee. Such notice shall be deemed given as of the date of delivery, or, if delivery is made by mail, as of the date shown on the postmark or the receipt for registration or certification.

8.9 Governing Laws. The Plan shall be construed and administered according to the laws of the State of Minnesota to the extent not pre-empted by federal law.

8.10 Executive Deferred Compensation Plan Trust. The Company may establish a Trust with (an) independent trustee(s), and shall comply with the terms of the Trust. The Company may transfer to the trustee(s) an amount of cash, marketable securities, or other property acceptable to the trustee(s) ("Trust Property") equal in value to all or a portion of the amount necessary, calculated in accordance with the terms of the Trust, to pay the Company's obligations under the Plan (the "Funding Amount"), and may make additional transfers to the trustee(s) as may be necessary in order to maintain the Funding Amount. Trust Property so transferred shall be held, managed, and disbursed by the trustee(s) in accordance with the terms of the Trust. To the extent that Trust Property is used to pay the Company's obligations under the Plan, such payments shall discharge such obligations of the Company; however, the Company shall continue to be liable for amounts not paid by the Trust. Trust Property will nevertheless be subject to claims of the Company's creditors in the event of bankruptcy or insolvency of the Company, and the Participant's rights under the Plan and Trust shall at all times be subject to the provisions of Section 8.2. Notwithstanding the foregoing, a Participant's Deferred Compensation Account shall not constitute or be treated as a trust fund or escrow arrangement of any kind.


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


         IN WITNESS WHEREOF, the Company has adopted the Deluxe Corporation Executive Deferred Compensation Plan effective April 28, 2000.



                                            DELUXE CORPORATION


                                            By: /s/ John A. Blanchard, III
                                                --------------------------
                                            Its: CEO
                                                 -------------------------